AGA SEPARATE ACCOUNT A
               SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                          AVERAGE TOTAL ANNUAL RETURNS

                     ENDING REDEEMABLE VALUE (ERV) =P(1+t)^n



              Where: P =     A hypothetical initial payment of $1,000
                     T =     Average annual total return
                     n =     Number of years
                     ERV=    Ending redeemable value of $1,000
                             at beginning of period



                            SEC STANDARDIZED RETURN *


--------------------------------------------------------------------------------
                                                Inception to 12/31/97
--------------------------------------------------------------------------------
                                                        Inception
Separate Account                                           Date                n            T           ERV
----------------                                           ----                -            -           ---
Credit Suisse Growth and Income                          10/20/95             2.200      12.87%    $1,305.19
Credit Suisse International Equity                       10/20/95             2.200       4.43      1,100.06
EliteValue                                                1/2/96              1.997      17.11      1,370.88
State Street Global Advisors Growth Equity               10/20/95             2.200      18.95      1,464.88
State Street Global Advisors Money Market                10/10/95             2.227      (1.42)       968.65
Salomon Brothers U.S. Government Securities               2/6/96              1.901      (0.33)       993.73
Van Kampen American Capital Emerging Growth               1/2/96              1.997      13.00      1,276.47


--------------------------------------------------------------------------------
                                      Twelve Months ended 12/31/97
--------------------------------------------------------------------------------
                                                        Inception
Sub Account                                                Date                n            T           ERV
-----------                                                ----                -            -           ---
Credit Suisse Growth and Income                          10/20/95             1.000      15.58%    $1,155.80
Credit Suisse International Equity                       10/20/95             1.000      (2.45)       975.50
EliteValue                                                1/2/96              1.000      14.33      1,143.30
State Street Global Advisors Growth Equity               10/20/95             1.000      24.92      1,249.20
State Street Global Advisors Money Market                10/10/95             1.000      (1.25)       987.50
Salomon Brothers U.S. Government Securities               2/6/96              1.000       2.14      1,021.40
Van Kampen American Capital Emerging Growth               1/2/96              1.000      13.70      1,137.00


* Underlying AGA Series Trust Portfolio net asset value total return less all separate account charges, including: M&E, Administration, Enhanced Death Benefit charge, $30.00 contract charge, and 5.00% Contingent Deferred Deferred Surrender Charge.



                                   EXHIBIT 13

                             AGA SEPARATE ACCOUNT A
                SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                          AVERAGE TOTAL ANNUAL RETURNS

                     ENDING REDEEMABLE VALUE (ERV) =P(1+t)^n





                  Where: P =     A hypothetical initial payment of $1,000
                         T =     Average annual total return
                         n =     Number of years
                         ERV=    Ending redeemable value of $1,000
                                 at beginning of period



                            NON STANDARDIZED RETURN *




--------------------------------------------------------------------------------
                                               Inception to 12/31/97
--------------------------------------------------------------------------------
                                                        Inception
Portfolio                                                  Date                n            T           ERV
---------                                                  ----                -            -           ---
Credit Suisse Growth and Income                          10/20/95             2.200      18.22%    $1,445.17
Credit Suisse International Equity                       10/20/95             2.200       9.78      1,227.87
EliteValue                                                1/2/96              1.997      22.46      1,498.81
State Street Global Advisors Growth Equity               10/20/95             2.200      24.30      1,613.75
State Street Global Advisors Money Market                10/10/95             2.227       3.93      1,089.65
Salomon Brothers U.S. Govvernment Securities              2/6/96              1.901       5.02      1,097.60
Van Kampen American Capital Emerging Growth               1/2/96              1.997      18.35      1,400.03



--------------------------------------------------------------------------------
                                     Twelve Months ended 12/31/97
--------------------------------------------------------------------------------
                                                        Inception
Portfolio                                                  Date                n            T           ERV
---------                                                  ----                -            -           ---
Credit Suisse Growth and Income                          10/20/95             1.000      20.93%    $1,209.30
Credit Suisse International Equity                       10/20/95             1.000       2.90      1,029.00
EliteValue                                                1/2/96              1.000      19.68      1,196.80
State Street Global Advisors Growth Equity               10/20/95             1.000      30.27      1,302.70
State Street Global Advisors Money Market                10/10/95             1.000       4.10      1,041.00
Salomon Brothers U.S. Govvernment Securities              2/6/96              1.000       7.49      1,074.90
Van Kampen American Capital Emerging Growth               1/2/96              1.000      19.05      1,190.50


* Non Standardized Total Return excludes the effect of the optional Enhanced Death Benefit charge, the $30.00 contract charge, and the Contingent Deferred Surrender charge.



                                   EXHIBIT 13

                             AGA SEPARATE ACCOUNT A
                SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                               MONEY MARKET YIELD
                      FOR THE WEEK ENDED DECEMBER 31, 1997
              State Street Global Advisors Money Market SubAccount


7 Day Yield=                    ((ab)/c)*(365/7)

7 Day Effective Yield=          (((ab)/c)+1)^(365/7)1


Where:     a =   Interest earned during period
           b =   Expense accrued for the period (net of reimbursement)
           c =   Average value of units outstanding during the period that were entitled to dividends


                                  Standard Death        Enhanced Death
                                     Benefit               Benefit
                                     -------               -------
     Where: a =                     $5,510.00             $5,510.00
            b =                     $1,853.60             $1,998.50
            c =                   $ 5,037,002.00        $5,037,002.000

7 Day Yield=                          3.79%                 3.64%

7 Day Effective Yield=                3.86%                 3.70%